SCHEDULE 14C
(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

[X ] Preliminary information          [ ] Confidential, for use of the
     statement                            Commission Only (as permitted
                                          by Rule 14c-5(d)(2))

[ ] Definitive information statement


SILK BOTANICALS.COM, INC.
------------------------------------------------
(Name of Registrant as Specified in Its Charter)


Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

(3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount Previously Paid:

(2)      Form, Schedule or Registration Statement No.:

                Preliminary Information Statement
                        Dated: May 28, 2002

                     Silk Botanicals.Com, Inc.
                 975 S. Congress Avenue, Suite 102
                    Delray Beach, Florida 33445


INFORMATION STATEMENT

This Information Statement is furnished to shareholders of Silk Botanicals.Com, Inc., a Florida corporation, ("Silk") in connection with certain corporate actions approved by the majority consent of shareholders on December 5, 2001 and January 24, 2001. The corporate actions have already been effected by Silk as of December
5, 2001 (acquisition of assets of BTSL Technologies Limited and appointment of two new directors) and as of February 8, 2002 (name change) and information concerning these actions is being provided pursuant to Rule 14f-1 and Rule 14c-101 of the Securities Exchange Act of 1934 ("Exchange Act"). All of the corporate actions were unanimously approved and recommended by the board of directors of Silk who obtained the consent of the majority of Silk's shareholders to the actions.


The corporate actions (hereafter the "Corporate Actions") provide for the following matters.

1. The acquisition of all of the assets of BTSL Technologies Limited, an Irish limited liability company ("BTSL"), pursuant to the terms of an Asset Purchase Agreement dated December 5, 2001 (the "Acquisition Agreement"). Under the terms of the Acquisition Agreement, Silk acquired the assets of BTSL and transferred the assets into a newly formed, wholly owned subsidiary of Silk, and the shareholders of BTSL received an aggregate of twenty million (20,000,000) shares of Silk's common stock (the "Acquisition") at January 6, 2002, the date of closing of the transaction (the "Closing"). The twenty million (20,000,000) shares represented 87.8% of the then issued and outstanding shares of Silk at the Closing.

2. The appointment as of December 5, 2001 of the following nominees to serve as the directors of Silk in connection with the
Acquisition: Joseph R. Bergmann, Tim Coburn and Padraic Maloney.


3. The amendment to the articles of incorporation of Silk as of February 28, 2002 to change the name of Silk to Consolidated
Resources Group, Inc.

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON May 2, 2002 (THE"RECORD DATE"), WERE ENTITLED TO NOTICE OF AND TO VOTE ON THE CORPORATE ACTIONS. MEMBERS OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS WHO, COLLECTIVELY HOLD IN EXCESS OF 50% OF SILK'S ISSUED AND OUTSTANDING SHARES HAVE VOTED IN FAVOR OF THE CORPORATE ACTIONS. AS A RESULT, THE CORPORATE ACTIONS HAVE BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDER.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
A PROXY.

CORPORATE ACTIONS

Introduction
------------

Silk has acquired (the "Acquisition") all of the assets (the "Assets") of BTSL Technologies Limited ("BTSL"), an Irish limited liability company, through the issuance of shares of its Common Stock to BTSL. As part of the Acquisition, Silk has created a wholly owned Irish limited liability company subsidiary ("TecEnergy Limited") into which the Assets were assigned. The appointment of Tim Coburn and Padraic Maloney on December 5, 2001, to serve as additional members of the board of directors of Silk constituted a change of control of Silk on that date

Each of the Corporate Actions set forth below, except for the name change, was a negotiated term of the Acquisition with BTSL.
The board of directors approved the Corporate Actions believing they were in Silk's and its shareholders' best interest.

                        ACQUISITION
                        -----------

The acquisition of the Assets from BTSL by Silk resulted in a change of control of Silk with shareholders and management of BTSL assuming control positions in Silk. The acquisition of the Assets resulted in 20,000,000 shares of Silk Common Stock being issued to BTSL. Additionally, since the Acquisition Agreement was entered, Silk has issued 8,356,844 shares of Silk Common Stock for acquisitions and professional services. Silk may seek to raise capital in the future, but, at this time, the terms of any such future capital is still unknown. The raising of future capital would likely have a dilutive effect on current shareholders. After the acquisition of the Assets and the issuance of 20,000,000 shares of Silk Common Stock to BTSL, there were 22,765,455 shares of Silk Common Stock outstanding, and 1,533,687 shares of Silk Preferred Stock with voting rights of one vote per share outstanding. Accordingly, the present shareholders of Silk, including those who own the additional 8,356,844 shares of Silk Common Stock recently issued, had approximately 73.1% of Silk's outstanding shares of Silk Common Stock and Preferred Stock with voting rights following the Acquisition.

Reasons for the Transaction
---------------------------

Silk has been focused on the development, marketing and distribution of three lines of high-quality artificial flowers. These efforts have produced barely profitable operations. Silk has limited resources and has had to rely on funds from its officers and shareholders to support its operations. Its artificial flowers operations are only now reaching a break-even point and without additional capital to develop new markets management feels its artificial flowers operations, will, at best, only continue to break even or produce a slight profit. After an extensive review of Silk's history, current operations and future prospects, the board of directors and management of Silk believed it is in the best interest of Silk and its shareholders to explore alternative business opportunities. These efforts led to BTSL Technologies Limited, which is located in Dublin, Ireland.

Neither Silk nor BTSL had any prior dealings, contracts or arrangements with the other party. Joseph R. Bergmann, the President of Silk, handled the negotiations by Silk to acquire the Assets from BTSL. Mr. Bergmann did not seek the advise of any other experts or advisors in the determination of the consideration to be offered to acquire BTSL. The eventual number of shares to be received by BTSL came after extensive negotiations between the two parties. Given the present state of both companies at the time of the negotiations with neither profitable, much of the negotiations on consideration was based on non- empirical data. Instead the parties relied on their own business acumen to come to the terms of the deal and what each party thought would be fair to their shareholders given the state of the Silk and BTSL. The negotiations took place over several months as both parties explored other business deals, none of which advanced beyond initial discussions. Silk had explored potential acquisitions in the silk floral industry or potential sale to a company in the decorative home accessories industry but found no interest. Eventually the board of directors of the two companies decided the acquisition by Silk of the Assets from BTSL was the best alternative. Both sides recognized the risk involved in the acquisition given neither company was profitable and both needed additional funding. However, in the end the board of directors of Silk felt the deal with BTSL was in the best interest of Silk and its shareholders and BTSL's board of directors felt the offer by Silk greatly enhanced BTSL's potential to fulfill the opportunities provided by the Assets, and was in the best interest of BTSL and its shareholders.

Although BTSL is in the beginning cycle of its product development, the board of directors and management of Silk reviewed BTSL's industry, its management, and products and decided it presented an opportunity for potential growth that was not present in Silk's current business. With BTSL having commenced product development on several products, Silk's board of directors and management believed it would be the right time to structure a deal with BTSL before it started full product development and marketing efforts. Silk's board of directors and management did weigh the potential risks associated with a transaction with BTSL. However, after reviewing the potential market for BTSL products, and Silk's current financial position, Silk's board of directors and management believed the potential risks associated with BTSL and its operations were outweighed by the potential upside in BTSL's business. Additionally, Silk's board of directors and management believed BTSL was the best business opportunity the management of Silk had found in which a deal was possible. Silk's management had found that Silk was somewhat limited in potential deals based on Silk's own financial position.

Even in considering a transaction with BTSL, one of the requirements was additional capital be raised to help fund BTSL's operations. Given Silk's past performance in the artificial flowers industry, management of Silk did not feel it was feasible to continue to raise capital for the artificial flowers operations. However, after discussing BTSL and its business with potential investors, Silk's management did find interest in financing BTSL's business through Silk. The board of directors and management felt the potential benefits outweighed the risk of entering into a transaction with a company like BTSL which did not have a proven operation, had a negative working capital and no revenue. The board of directors and management of Silk believes the market being pursued by BTSL has growth opportunity, that BTSL has products that will be well received by potential customers, and BTSL is ahead of its competitors in the development of certain products, particularly its oxygen generation and gasification products which Silk's management believes have strong potential.

Silk is and was limited in its ability to perform extensive research on BTSL's product capabilities and future market potential given Silk's limited resources. The ultimate decisions were based on a belief in BTSL's management, discussions with potential customers of BTSL and a review of existing and potential contracts held and being sought by BTSL. Additionally, Silk's decisions were based on the current state of Silk's business and financial position and the need to move in another direction than the artificial flowers market.

Terms of the Acquisition
------------------------

On December 5, 2001, Silk entered into an Asset Purchase Agreement with BTSL. Pursuant to the terms of the Acquisition Agreement, Silk acquired the assets of BTSL through the exchange of twenty million (20,000,000) shares of Silk Common Stock for all of BTSL's assets. BTSL's business will be the main focus of Silk's operations going forward. Management of BTSL will also assume similar roles with Silk. The current director, Joseph R. Bergmann, and management of Silk remained at the closing of the transaction, and Tim Coburn and Padraic Maloney were appointed to fill vacancies as directors on December 5, 2001. Additional negotiated terms of the Acquisition call for the appointment of two additional directors.

At the time of the negotiations with Silk, both Silk and BTSL were looking at several financing alternatives. It is anticipated that additional capital will need to be raised. At this time, the terms of any future capital raising are not known. Current investors in BTSL and Silk may be interested in making further investments but no discussions have been had with current investors on whether they would be interested in making further investments, and if so, on what terms they would make the investments.

Upon completion of the Acquisition, Silk had the following shares of Silk Common Stock and Voting Preferred Stock outstanding:


Class of Shareholder    Shares of Silk Common Stock    Percentage
--------------------    ---------------------------    ----------
Shareholders of                1,533,687                  6.3%
 Silk (Voting Preferred)

Shareholders of
 Silk (Common)                 2,765,455                 11.4%

BTSL                          20,000,000                 82.3%
                              ----------               ------
    Total                     24,299,142               100.00%


There are no provisions in the Acquisition Agreement or otherwise which restrict the new management of Silk, following the Acquisition, from issuing stock options or awards which would provide additional dilution to current shareholders. There are no warrants and options outstanding in Silk other than those reported in Silk's Form 10-KSB for the period ended May 31, 2001.

Although current shareholders will be diluted by the acquisition, the board of directors and management of Silk believe this transaction is in Silk's and its shareholders' best interests. By acquiring the assets of BTSL, management believes Silk is receiving operations with a business plan that offers more potential than Silk's current business model. As Silk currently is barely profitable and does not have the resources to expand its artificial flowers operations, the board of directors and management feels this acquisition is important to creating value in Silk for its shareholders. The Acquisition provides BTSL with a public market for its Silk stock for the future benefit of its current shareholders and to enhance BTSL's ability to seek future funding of its operations.

Effective Date
--------------

The Acquisition became effective upon January 6, 2002.

Conditions to the Acquisition
-----------------------------

The obligation of Silk and BTSL to consummate the Acquisition were subject to certain conditions, including the following:

1) BTSL had to pay $50,000 to Silk's auditors to enable the completion and filing by Silk of reports on Form 10-QSB and Form 10-KSB (which reports were filed), and BTSL paid an additional $200,000 to Silk for operating capital for Silk's artificial flower business.

2) The representations and warranties made by or on behalf of each of the parties in the Acquisition Agreement or in any certificate or document delivered by a party pursuant to the provisions of the Acquisition Agreement shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

3) The parties shall each have performed and complied with all covenants, agreements and conditions required by the Acquisition Agreement to be performed or complied with prior to or at the Closing. These conditions include Silk delivering financial information to BTSL, and BTSL providing funds to allow Silk to complete its financial reporting requirements to the SEC.

4) The present board of directors of Silk caused the appointment of all BTSL nominees to the board of directors of Silk as directed by BTSL and arranged for the retention of the existing officers and director of Silk.

Representations and Warranties
------------------------------

Silk and BTSL have made certain representations and warranties to each other with respect to, among other things, the organization and good standing of each of Silk and BTSL, authorization of the Acquisition Agreement, capitalization, stock ownership, validity and legality of stock, ownership of assets, contractual and other commitments, liabilities, financial statements, absence of material adverse changes, disclosure of material facts, availability of certain documents and records, accuracy of certain documents, and legal and other proceedings. Each party verified the accuracy of these representations up through the Closing of the Acquisition.

Expenses
--------

Silk and BTSL each paid their own expenses of the Acquisition.
Presently, the only expenses of the parties are for legal, accounting, printing and mailing cost. Silk's costs were approximately $20,000 for legal and accounting, and Silk estimates its printing and mailing cost to be around $2,000 but may be higher. BTSL's legal and accounting costs were approximately $20,000. Neither party paid outside consultants to assist in the acquisition other than the attorneys and accountants.

Accounting Treatment
--------------------

The Acquisition of Assets is accounted for as a "reverse acquisition" which results in a recapitalization treatment on the financial statements of Silk with BTSL deemed to be the acquiring entity for financial accounting purposes. The legal status of Silk as the parent corporation will not change.

Regulatory Approval
-------------------

No specific federal or state regulatory approvals must be obtained by Silk in order to consummate the Acquisition other than general compliance with applicable corporation law and state and federal securities laws.


BTSL Reasons for the Acquisition
--------------------------------

BTSL has been in need of capitalization to continue to develop its products. BTSL's board of directors and management had reviewed several financing possibilities and believed that the potential to raise capital through the sale of securities and the ability to potentially have a trading market for those securities was in the best interest of BTSL's shareholders.

Interest of Certain Persons in the Acquisition
----------------------------------------------

In considering the recommendation of Silk's board of directors and management with respect to the Acquisition Agreement, neither Silk's board of directors or management nor BTSL's board of directors or management will receive any benefits arising from their ownership of Silk's common stock as a result of the acquisition that will not be equally extended to all of Silk's and BTSL's shareholders. No member of Silk's management had an ownership interest in BTSL, and BTSL shareholders had no material ownership interest in Silk prior to the completion of the acquisition. Management and employees of both Silk and BTSL may receive options in Silk for ongoing services to Silk.

Tax Aspects of the Acquisition
------------------------------

The proposed acquisition of BTSL by Silk is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986. If the acquisition qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either Silk or BTSL as a result of the acquisition. There will not be any material tax effects on Silk's existing shareholders after the merger. However, neither Silk nor BTSL has requested a tax ruling from the Internal Revenue Service with respect to the merger. Accordingly, no assurance can be given that the merger will qualify as a tax-free reorganization. If the acquisition does not qualify for tax free treatment, BTSL will be deemed to have sold its Assets for Silk stock and be taxed on the difference between their basis in BTSL Assets and the value of the Silk stock. Silk shareholders should have no tax effect since they are not receiving any new shares.

Restricted Nature of Securities
-------------------------------

The shares of Silk's Common Stock issued to BTSL in connection with the sale of Assets will not be registered under the Securities Act of 1933, as amended (the "Act") and will be deemed "restricted securities" as that term is defined in the Act. Accordingly, such shares were issued in reliance on the exemption from such registration requirements provided by Section 4(2) of the Act. BTSL has made representations to Silk with respect to the acquisition of Silk's shares, including that it has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, such that Silk reasonably believes that BTSL comes within the scope of the exemption. Such shares will be restricted securities, and the certificates will bear legends restricting their subsequent resale in the absence of registration under the Securities Act or the availability of an exemption therefrom. BTSL has been provided information regarding Silk and its business and financial condition including copies of Silk's most recent annual report on Form 10-KSB for the year ended May 30, 2001.

No Dividends
------------

     Silk has not paid dividends in the past and there are no dividends in arrears or interest due on Silk Securities.


                       ELECTION OF DIRECTORS
                       ---------------------

In accordance with the terms of the Acquisition Agreement, the sole director of Silk, Joseph R. Bergmann, agreed to appoint nominees of BTSL to the board of directors to serve with Mr. Bergmann. BTSL nominated Tim Coburn and Padraic Maloney for the board of directors. The individuals will serve until the next annual shareholders' meeting and until their successors are duly elected and qualified. Certain biographical information on Joseph R. Bergmann and the appointees is set forth below.

Joseph R. Bergmann, age 54, President, Chief Executive Officer and Director, oversees the entire operation of Silk. He is responsible for merchandising of products, as well as the formation and implementation of the Company's marketing plans. From October 1990 to the present Mr. Bergmann serves as President of JRB Enterprises Inc. Prior to his tenure with JRB Enterprises, from 1986 to 1989 he was President of Jewelmasters, Inc., a public multimillion dollar fine jewelry company. Prior to Jewelmasters, from 1972 through 1986 Bergmann also served as Senior Vice President of Federated Department Stores. Mr. Bergmann.is a graduate of Queens College in New York with a degree in Economics.


Padraic Maloney, age 36, Director, has many business interests in property, leisure and blood stock industries. He has been involved in the waste industry for the past number of years and in 1998 founded a company that carried out a feasibility study and completed research and development for the manufacture of a refuse derived fuel in pellet form for the production of electricity. This fuel consisted totally of material such as garbage and other waste products which are in today's world an unused source of energy. Mr. Maloney's knowledge and experience in this field is a valuable asset to Silk.


Having qualified as an Engineer in 1985, Mr. Tim Coburn, age 40, Director, was immediately recruited by a multinational company based in Holland to spearhead international turnkey projects in various countries. This involved extensive travel in the Middle East and Africa, where he was responsible for the setting up of an integrated project for the production of food. This involved the building of state of the art production facilities, integrating these facilities into one operation, and designing and developing a complete software system to monitor and control production operations. During this period he became proficient in the Arabic language. In 1989, Mr.Coburn was recruited by an Irish company, as Development Manager in charge of all production facilities, where he successfully directed and implemented several company reorganizations that resulted in substantial increase in production, and a dramatic increase to profitability.

In 1993, Mr. Coburn set up an environmental control system in Canada for the monitoring of commercial greenhouses, and gained valuable experience in environmental control regulations. He returned to Ireland where he successfully directed and implemented several company reorganizations, refinancing programs, and company turnabouts. He then became a major shareholder in a precision engineering manufacturing company, creating an international market in precision engineering products. He has created an extensive marketing network worldwide based on product development and customer satisfaction. In 1995 Mr. Coburn met Jacques Ribesse, founder of Jarix Limited, an international scientist and expert in the fields of gas and chemical engineering and research. Together they have developed technologies for gas separation and combustion.

                            MANAGEMENT

     The names of Silk's executive officers and directors and the positions held by each of them are set forth below:

     Name                                     Position
     ----                                     --------
Joseph R. Bergmann	             President, Secretary & Director

Padraic Maloney                      Director

Tim Coburn                           Director


The term of office of each director is one year and until his successor is elected at Silk's annual shareholders' meeting and is qualified, subject to removal by the shareholders. The term of office for each officer is for one year and until a successor is elected at the annual meeting of the board of directors and is qualified, subject to removal by the board of directors.

Silk does not have a standing audit, nominating or compensation committee. The size of Silk's board has not permitted the board of directors to divide up some of the corporate governance provisions. It is anticipated as BTSL's nominees assume control and the business develops, that board of director committees will be formed. At this time, however, the exact timing and the nature of such committees is unknown. The enlarged board of directors has had five meetings with most action handled through unanimous consents given the fact there were only three directors.

Biographical Information
------------------------

Biographical information with respect to each of Silk's officers and directors has been set forth above.


                        EXECUTIVE COMPENSATION

The table below summarizes the annual compensation for services in all capacities to the company for the (i) person(s) serving as our Chief Executive Officer; and (ii) our four most highly compensated executive officers other than the CEO as determined at May 31, 2001, the end of Silk's last completed fiscal year:

NAME                  TITLE        SALARY/FISCAL YR.   BONUS    AWARDS
----                  -----        -----------------   -----    ------
Joseph R. Bergmann    President       $35,000.00        N/A      N/A

(ii) Not applicable


Joseph R. Bergmann is also an officer and director of JRB Enterprises, Inc. Together Silk and JRB Enterprises, Inc. have engaged in numerous transactions including, but not limited to, a Manufacturing
Agreement, a Sub-Lease Agreement, and a Licensing Agreement. Mr. Bergmann's role in these transactions was to negotiate and procure the agreements and he received no compensation save for his income received in the ordinary course of business.
For the Officers and Directors of JRB Enterprises, Inc. the following outlines compensation received for the last three fiscal years:

NAME                  TITLE           YEARS         COMPENSATION PER YEAR
----                  -----           -----         ---------------------
Joseph R. Bergmann    Director        1996-2001                 0
Joseph R. Bergmann    President       1996-2001          $150,000

Regina M. Bergmann    Director        1996-2001                 0
Regina M. Bergmann    Secretary       1996-2001          $ 25,000

Options/SAR Grants in Last Fiscal Year
--------------------------------------

None

Bonuses and Deferred Compensation:
---------------------------------

None

Compensation Pursuant to Plans:
------------------------------

None

Pension Table:
-------------

Not Applicable

Other Compensation:
------------------

None

Compensation of Directors:
-------------------------

Silk has no policy for compensation of Directors.

Termination of Employment and Change of Control Arrangement
-----------------------------------------------------------

None of Silk's officers have employment contracts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of the Company's common stock as of April 20, 2002, by (i) each person or entity known by the Company to be beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of the Company's directors and named executive officers, and (iii) all directors and executive offices of the Company as a group.



                                            Amount and Nature of    Percent of
Title of Class     Name & Address             Beneficial Owner         Class
--------------     --------------           --------------------    ----------
Common             Joseph R. Bergmann       3,569,000 Shares(1)        10.9%
Stock              975 S. Congress Ave.     President & Director
                   Delray Beach, Fl 33445

Common             BTSL Technologies        20,000,000 Shares(2)       51.4%
Stock              Limited
                   975 S. Congress Ave.
                   Delray Beach, Fl 33445

Common             Graham Energy, Inc.      4,000,000 Shares           12.3%
Stock              975 S. Congress Ave.
                   Delray Beach, Fl 33445

Common             Vance Energy Ltd.        3,316,000 Shares           10.2%
Stock              975 S. Congress Ave.
                   Delray Beach, Fl 33445

Common             Directors & Officers     23,569,000 Shares          62.3%
Stock              as a group (3 persons)


(1) Includes 1,000,000 shares of Series 2000 Convertible Preferred stock convertible into 1,000,000 shares of Common Stock. Of this number of Common Stock, 1,042,687 shares are issued to Joseph R. Bergmann IRA.

(2) Tim Coburn and Padraic Maloney, directors of Silk, are also managing directors of BTSL Technologies Limited.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Silk shares office facilities, certain office equipment and certain employees with JRB Enterprises, Inc. At May 31, 1999, Silk had issued 1,900 shares of preferred stock to JRB Enterprises, Inc. for the license rights to the trademark "Living Silk" and certain manufacturing processes. JRB Enterprises, Inc. is owned by Joseph R. Bergmann,
President of Silk.

On January 2, 2001 Silk and JRB Manufacturing, Inc. ("JRB"), the primary manufacturer of Silk's silk botanical products (and which is owned by Silk's President, Joseph R. Bergmann and his wife) entered into a marketing, manufacturing and distribution agreement with an established out-of-state assembler and manufacturer of high quality artificial plants, trees and floral arrangements.

On February 15, 2002, JRB Manufacturing, Inc. ("JRB")
and its two shareholders completed a Stock Purchase Agreement with Silk regarding the sale of 100% of the outstanding shares of
JRB to Silk in exchange for 100,000 shares of Silk's common
stock in a tax-free reorganization.  The transaction was effective as
of January 1, 2002.   JRB has been Silk's primary manufacturer of its
silk botanical products, and Silk intends that JRB will continue to do so. JRB's assets consist of certain inventory and equipment for manufacturing silk botanical products. The main purpose of the reorganization transaction was to simplify and consolidate Silk's silk botanical products business.


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains certain forward-looking statements with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Silk and other matters. Statements in this Information Statement that are not historical facts are hereby identified as "forward-looking statements." Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Silk, wherever they occur in this Information Statement, are necessarily estimates reflecting the best judgment of the management of Silk and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Information Statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

the performance of Silk's products within, and the overall strength of,

- the prevailing business environment

- customer acceptance of newly-introduced product lines

- changes in the costs of raw materials and labor and advertising

- the effects of vigorous competition in the markets in which Silk intends to operate

Words such as 'estimate', 'project', 'plan,' 'intend', 'expect', 'believe' and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Information Statement. Silk's stockholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made.

BUSINESS OF TECENERGY LIMITED

Introduction
------------

As a result of the Acquisition Agreement with Silk, the assets and business opportunities owned by BTSL Technologies Limited ("BTSL") and described below were assigned to the newly formed Irish company, TecEnergy Limited, which is a 100% owned subsidiary of Silk. Four subsidiary companies required to operate the business were subsequently formed as wholly owned subsidiaries of TecEnergy Limited.

BTSL Technologies Limited ("BTSL") is an Irish Limited Company whose principal business is the acquisition and development of proven technologies and businesses with a high potential for future revenue and profits. The focus of BTSL has been on two technologies, Gasification and Oxygen Generation.

    a. Gasification: The gasification process converts any carbon-containing material into a synthesis gas composed primarily of carbon monoxide and hydrogen, which can be used as a fuel to generate electricity or steam or used as a basic chemical building block for a large number of uses in the petrochemical and refining industries. Gasification adds value to low- or negative-value feed stocks by converting them to marketable fuels and products.

   b. Oxygen Generation: Oxygen Generation is the process of separating oxygen from air using a Pressure Swing Adsorption
       (PSA) or Vacuum Swing Adsorption system. Oxygen generators have many uses in Medical (Hospital) and Industrial applications.

BTSL acquired registered worldwide patents and the technology rights in the areas of Gasification, Oxygen Generation and other products from a Belgium company, Jarix Scrl, that is owned and managed by a European scientist, Mr. Jacques Ribesse. These products were to be manufactured in Ireland by international engineering manufacturing companies who have many years experience of exporting products worldwide. BTSL intended to provide and operate a turnkey solution for its customers.

BTSL had entered into a contract for the processing of certain materials using its proprietary Gasification technology and was in discussions with foreign governments that it is believed will result in orders for the company's Oxygen Generation equipment.

BTSL had earlier agreed to form four operating subsidiary companies for manufacture and sales of its products. These four subsidiaries were subsequently formed as wholly owned subsidiaries of TecEnergy Limited on completion of the Acquisition Agreement with Silk.
The Assets transferred to Silk include patents, equipment, prototypes and the investments that were advanced to Silk which were part of the acquisition transaction. The total orders pending approval by foreign governments approximates US $7,500,000.

The Assets transferred to Silk include operating expenses related to the patents and development costs. For further information on the Acquisition Agreement and the Assets, see Silk's Form 10-QSB for the quarter ending February 28, 2002 and its Form 8-KA filed January 16, 2002.

                               VOTE
                               ----

Silk received the votes of 4,042,687 shares of its issued and outstanding shares totaling 97.1% of its 4,159,713 outstanding shares on December 5, 2001, the record date, to approve (a) the acquisition of all of the assets of BTSL, pursuant to the terms of an Asset Purchase Agreement dated December 5, 2001, and (b) the appointment of Tim Coburn and Padraic Maloney to serve as directors of Silk. All shareholders who voted on the transaction were contacted by Joseph R. Bergmann who received no compensation for contacting the shareholders.

     AMENDMENT TO THE ARTICLES OF INCORPORATION-NAME CHANGE
     ------------------------------------------------------

Subsequent to completion of the Acquisition, Silk's board of directors and management agreed that a corporate name change would be beneficial for Silk and recommended amending the articles of incorporation to change its name to "Consolidated Resources Group, Inc." The articles of incorporation have been amended to change the name to "Consolidated Resources Group, Inc."


Silk wanted to change the corporate name to better reflect the changed nature of its business after the Acquistion, and to reflect the fact that the technologies acquired in the Assets are applicable to natural resources.


Silk received the votes of 24,042,687 shares of its issued and outstanding shares totaling 99.5% of its 24,159,713 outstanding shares on January 24, 2002, to approve the corporate name change set forth herein at Exhibit A below and the name change was effected on February 8, 2002. All shareholders who voted on the transaction were contacted by Joseph R. Bergmann who received no compensation for contacting the shareholders.

                        FURTHER INFORMATION
                        -------------------

All references to each document referred to in this Information Statement are qualified in their entirety by reference to the complete contents of such document. Additional information concerning Silk, including its annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.

                           Silk Botanicals.Com, Inc.
                           By order of the Board of Directors


                           Joseph R. Bergmann, President
                           Delray, Florida

                           May 28, 2002

                              EXHIBIT A


                       ARTICLE OF AMENDMENT
                TO THE ARTICLES OF INCORPORATION OF
                     SILK BOTANICALS.COM, INC.


1. The following provision of the Articles of Incorporation of Silk Botanicals.Com, Inc., a Florida corporation (the "Company") filed in Tallahassee on November 20, 1998, and pursuant to Sections 607.0704, 607.0726, 607.1001 and 607.1003
       of the Florida Business Corporation Act, be and hereby is amended to read as follows:

           ARTICLE FIRST be and hereby is amended to read as follows:

           The name of the corporation is Consolidated Resources
           Group, Inc.

2. The foregoing amendment was adopted by a majority of the Company's Shareholders on the 24th of January, 2002, in accordance with the provisions of the Florida Business
       Corporation Act. The number of votes cast by the shareholders were sufficient for approval.

IN WITNESS WHEREOF, the undersigned President and Secretary of the Company has executed this Article of Amendment on the 26th day of January, 2002.


                                    SILK BOTANICALS.COM, INC.

                                    ______________________________
                                    Joseph R. Bergman,
                                    President and Secretary

[notary acknowledgment]





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